Exhibit 10.23

                         SJW CORP.

           SERP DEFERRED RESTRICTED STOCK AWARD

I.  PURPOSE

     The objective of the Deferred Restricted Stock Award (the
"Award") is to promote the long-term success of the SJW Corp.
(the "Corporation") by linking incentive opportunities for W.
Richard Roth ("Participant") to the performance of the Corporation.

II.  ELECTION

     Participant must elect, by written notice to the Corporation no later than one year prior to the later of Participant's termination of employment or Participant's attainment of age 55, the form of distribution of his award, through completion of the Deferral Election Form.

III.  AWARD OF DEFERRED RESTRICTED STOCK

      A. Grant Amount. Participant hereby receives a grant of the right to receive Thirteen Thousand Eight Hundred and Ninety (13,890) shares of restricted stock (the "Initial Deferred Restricted Stock Award ") under the Corporation's Long-Term Incentive Plan (the "Plan").

     B.  Deferred Restricted Stock Account.  A "Deferred
Restricted Stock Account" will be established for the Participant and all grants of Deferred Restricted Stock made to the Participant shall be credited to such account. The right to receive shares credited to such account shall be an unfunded and unsecured right of a general creditor.

IV.  DIVIDEND RIGHTS

     Each time a dividend is paid on Common Stock after the Initial Deferred Restricted Stock Award is made to Participant, the Participant will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares previously credited to Participant's Deferred Restricted Stock Account and not distributed as of the record date for the dividend. As of the first business day in January of each year, the Deferred Restricted Stock Account will be credited with a number of shares equal to (i) the cash dividend equivalent amounts credited to Participant for the immediately preceding year divided by (ii) the average of the fair market value of the Common Stock on each of the dates in the immediately preceding year on which dividends were paid.

V.  VESTING AND PAYMENT OF SHARES

    A. The shares of Common Stock credited to the Deferred Restricted Stock Account shall vest in thirty six (36) monthly installments on the first day of each month measured from January 1, 2003, provided the Participant continues in the Corporation's employ through each such date. Such shares of Common Stock shall vest on an accelerated basis in the event the Participant's employment is terminated by reason of death or Disability, involuntarily terminated for any reason other than "Good Cause" or voluntarily terminated for "Good Reason". The terms "Good Cause" and "Good Reason" shall have the meaning assigned to such terms in the letter agreement dated June ____, 2003 between Participant and the Corporation concerning Participant's continued employment with the Corporation.

     B.  Shares of Common Stock credited to Participant's
Deferred Restricted Stock Account as a result of dividend rights under Section IV, above shall vest in the same manner as the shares with respect to which the dividend rights were credited.

     C. The Deferred Restricted Stock Account, to the extent vested, shall be distributed upon the later of: (i) within thirty (30) days following Participant's termination of employment or (ii) upon Participant's attainment of age 55 in the form of shares of Common Stock. Payments shall be made in the form of a single lump sum or in up to ten (10) annual installments, as the Participant may elect in his Deferral Election Form.

     D. In the event that Participant's employment is terminated under circumstances entitling Participant to severance benefits under the Executive Severance Plan, then the Deferred Restricted Stock Account will be immediately paid out in full and any cash amounts not yet converted to shares of Common Stock shall be distributed in cash.

VI.  WITHHOLDING

     The issuance of shares of Company Common Stock under the Deferred Stock Account is subject to satisfaction of all tax withholding obligations with respect to such shares. In order to satisfy all such tax withholding obligations, the number of shares of Common Stock which Participant would otherwise are entitled to receive will be reduced by that number of shares which, as of the date of distribution, has an aggregate Fair Market Value (as defined in the Plan) equal to the total amount of tax withholding obligations applicable to the shares issuable on that date.

VII.  DEFINED TERMS

      All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan and this document.

VIII.  MISCELLANEOUS

       This Award is made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan, this agreement, the Executive Severance Plan, as applicable to Section VI., and the Deferral Election Form. The terms of this Award as set forth herein supercede the terms of the Award as set forth in the SERP Deferred Restricted Stock Award agreement dated April 29, 2003.


                                   SJW CORP.

                                   By ________________________

                                   Title _____________________




AGREED AND ACCEPTED:


___________________________________
W. Richard Roth


Date: _____________________________